EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the inclusion in this registration statement on Form S-8 (File No. 333-______) of our report dated January 31, 1997 on our audits of the financial statements of Anicom, Inc. appearing in Anicom, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1996, our report dated April 25, 1996 on the financial statements of Northern Wire & Cable, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2) , dated May 23, 1996, and our report dated October 1, 1996 on the financial statements of Norfolk Wire & Electronics, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2), dated November 5, 1996.





                                             COOPERS & LYBRAND L.L.P.


Chicago, Illinois
August 25, 1997



                                      II-9